UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 9, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

          Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Secured Convertible Note Offering

On November 9, 2006, Dynamic Leisure Corporation. (the “Company”) entered into a Securities Purchase Agreement, dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC. (“Partners”), AJW Offshore, Ltd. (“Offshore”), AJW Qualified Partners, LLC (“Qualified”) and New Millenium Capital Partners, II, LLC (“Millenium”). Partners, Offshore, Qualified and Millenium are collectively referred to as the “Purchasers”. Whereby the Company authorized the sale to the Purchasers of Secured Convertible Term Notes (the “Notes”) in the aggregate principal amount of One Million Dollars ($1,000,000). The $1,000,000 is to be funded in two tranches ($600,000 on November 9, 2006, and $400,000 upon filing the Registration Statement). The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than 1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the resale of securities underlying the Notes (“Registration Statement”), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share (“Warrants”). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company’s Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company’s Common Stock closes below $1.00.

The conversion of the Notes is subject to an effective Registration Statement pursuant to the terms of a Registration Rights Agreement. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company’s assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

The foregoing description of the Warrants, Notes, Securities Purchase Agreement, Security Agreement, Intellectual Property Security Agreement and Registration Rights Agreement, is qualified in its entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Stock Purchase Warrant
10.1	Form of Secured Convertible Term Note
10.2	Securities Purchase Agreement (without schedules)
10.3	Security Agreement
10.4	Intellectual Property Security Agreement
10.5	Registration Rights Agreement

DYNAMIC LEISURE CORPORATION

Date: November 10, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President